Exhibit 99.1

Barnes & Noble Reports Fiscal 2019 Third Quarter Results

Comparable Store Sales Increase 1.1%

Updates EBITDA Outlook

NEW YORK--(BUSINESS WIRE)--March 7, 2019--Barnes & Noble, Inc. (NYSE:BKS) today reported sales and earnings for its fiscal 2019 third quarter ended January 26, 2019.

Total sales for the third quarter were $1.2 billion, flat with the prior year period. Comparable store sales increased 1.1%, reflecting the Company’s best quarterly performance in several years.

The consolidated third quarter operating profit was $79.2 million, as compared to the prior year operating loss of $34.9 million. Third quarter results include asset impairment charges of $22.1 million, and non-recurring professional fees of $5.1 million. The prior year quarter included asset impairment charges of $135.4 million, and severance charges of $10.7 million. Excluding these charges, third quarter adjusted EBITDA was $133.0 million, as compared to $139.5 million last year. Adjusted EBITDA decreased $6.5 million due to the increased marketing and promotional spend.

Consolidated third quarter net earnings were $66.9 million, or $0.91 per share, as compared to a loss of $63.5 million, or $0.87 per share, in the prior year. Excluding the charges noted above, adjusted third quarter EPS was $1.21 in the current year.

“In fiscal 2019, we have been focused on growing the top line, which contributed to our best holiday in years,” said Len Riggio, Chairman of Barnes & Noble, Inc. “Sales benefitted from our new ad campaign, increased marketing and promotions, and an improved omni-channel experience for our customers. We believe these efforts are laying the foundation for sustained growth.”

Outlook

The Company expects fiscal 2019 EBITDA to be in a range of $140 million to $155 million, excluding unusual or non-recurring items. This outlook includes the impact of incremental investments the company is making in its business, as well as lower than expected post-holiday sales.

Conference Call

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Thursday, March 7, 2019, and is accessible at investors.barnesandnobleinc.com.

Barnes & Noble, Inc. will report year-end earnings on or about June 20, 2019.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE: BKS) is the nation’s largest retail bookseller, and a leading retailer of content, digital media and educational products. The Company operates 627 Barnes & Noble bookstores in 50 states, and one of the Web’s premier e-commerce sites, BN.com (www.bn.com). The Nook Digital business offers a lineup of popular NOOK® tablets and eReaders and an expansive collection of digital reading and entertainment content through the NOOK Store®. The NOOK Store (www.nook.com) features digital books, periodicals and comics, and offers the ability to enjoy content across a wide array of popular devices through Free NOOK Reading Apps™ available for Android™, iOS® and Windows®.

General information on Barnes & Noble, Inc. can be obtained by visiting the Company's corporate website at www.barnesandnobleinc.com.

BKS – Financial

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, including store closings, higher-than-anticipated or increasing costs, including with respect to store closings, relocation, occupancy (including in connection with lease renewals) and labor costs, the effects of competition, the risk of insufficient access to financing to implement future business initiatives, risks associated with data privacy and information security, risks associated with Barnes & Noble’s supply chain, including possible delays and disruptions and increases in shipping rates, various risks associated with the digital business, including the possible loss of customers, declines in digital content sales, risks and costs associated with ongoing efforts to rationalize the digital business, risks associated with the eCommerce business, including the possible loss of eCommerce customers and declines in eCommerce sales, the risk that financial and operational forecasts and projections are not achieved, the performance of Barnes & Noble’s initiatives including but not limited to new store concepts and eCommerce initiatives, unanticipated adverse litigation results or effects, potential infringement of Barnes & Noble’s intellectual property by third parties or by Barnes & Noble of the intellectual property of third parties, and other factors, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 28, 2018, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
	January 26, 2019	January 27, 2018	January 26, 2019	January 27, 2018

Sales	$1,231,348	$1,231,771	$2,797,312	$2,876,204
Cost of sales and occupancy	833,990	831,745	1,946,535	1,994,002
Gross profit	397,358	400,026	850,777	882,202
Selling and administrative expenses	269,442	271,220	717,489	767,243
Depreciation and amortization	26,622	28,245	74,955	81,842
Asset impairments	22,067	135,436	22,067	135,436
Operating income (loss)	79,227	(34,875)	36,266	(102,319)
Interest expense, net	3,372	2,536	10,056	7,254
Income (loss) before taxes	75,855	(37,411)	26,210	(109,573)
Income tax provision (benefit)	8,925	26,125	3,712	(5,165)
Net income (loss)	$66,930	$(63,536)	$22,498	$(104,408)

Income (loss) per common share:
Basic	$0.91	$(0.87)	$0.31	$(1.44)
Diluted	$0.91	$(0.87)	$0.31	$(1.44)

Weighted average common shares outstanding:
Basic	73,022	72,649	72,881	72,566
Diluted	73,317	72,649	73,075	72,566

Dividends declared per common share	$0.15	$0.15	$0.45	$0.45

Percentage of sales:
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy	67.7%	67.5%	69.6%	69.3%
Gross profit	32.3%	32.5%	30.4%	30.7%
Selling and administrative expenses	21.9%	22.0%	25.6%	26.7%
Depreciation and amortization	2.2%	2.3%	2.7%	2.8%
Asset impairments	1.8%	11.0%	0.8%	4.7%
Operating income (loss)	6.4%	-2.8%	1.3%	-3.6%
Interest expense, net	0.3%	0.2%	0.4%	0.3%
Income (loss) before taxes	6.2%	-3.0%	0.9%	-3.8%
Income tax provision (benefit)	0.7%	2.1%	0.1%	-0.2%
Net income (loss)	5.4%	-5.2%	0.8%	-3.6%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
	January 26, 2019	January 27, 2018	January 26, 2019	January 27, 2018

Sales
Retail	$1,214,552	$1,210,417	$2,743,455	$2,810,162
NOOK	24,372	30,930	71,405	86,394
Elimination	(7,576)	(9,576)	(17,548)	(20,352)
Total	$1,231,348	$1,231,771	$2,797,312	$2,876,204

Gross Profit
Retail	$386,854	$384,559	$817,471	$837,885
NOOK	10,504	15,467	33,306	44,317
Total	$397,358	$400,026	$850,777	$882,202

Selling and Administrative Expenses
Retail	$256,923	$257,374	$685,484	$725,325
NOOK	12,519	13,846	32,005	41,918
Total	$269,442	$271,220	$717,489	$767,243

Asset Impairments
Retail	$22,067	$135,436	$22,067	$135,436
NOOK	-	-	-	-
Total	$22,067	$135,436	$22,067	$135,436

EBITDA
Retail	$107,864	$(8,251)	$109,920	$(22,876)
NOOK	(2,015)	1,621	1,301	2,399
Total	$105,849	$(6,630)	$111,221	$(20,477)

Depreciation and Amortization
Retail	$(24,347)	$(25,295)	$(67,513)	$(72,491)
NOOK	(2,275)	(2,950)	(7,442)	(9,351)
Total	$(26,622)	$(28,245)	$(74,955)	$(81,842)

Operating Income (Loss)
Retail	$83,517	$(33,546)	$42,407	$(95,367)
NOOK	(4,290)	(1,329)	(6,141)	(6,952)
Total	$79,227	$(34,875)	$36,266	$(102,319)

Net income (Loss)
Operating income (loss)	$79,227	$(34,875)	$36,266	$(102,319)
Interest expense, net	(3,372)	(2,536)	(10,056)	(7,254)
Income tax provision (benefit)	(8,925)	(26,125)	(3,712)	5,165
Total	$66,930	$(63,536)	$22,498	$(104,408)

Percentage of sales:

Gross Margin
Retail	31.9%	31.8%	29.8%	29.8%
NOOK	62.5%	72.4%	61.8%	67.1%
Total	32.3%	32.5%	30.4%	30.7%

Selling and Administrative Expenses
Retail	21.2%	21.3%	25.0%	25.8%
NOOK	74.5%	64.8%	59.4%	63.5%
Total	21.9%	22.0%	25.6%	26.7%

Asset Impairments
Retail	1.8%	11.2%	0.8%	4.8%
NOOK	0.0%	0.0%	0.0%	0.0%
Total	1.8%	11.0%	0.8%	4.7%

EBITDA
Retail	8.9%	-0.7%	4.0%	-0.8%
NOOK	-12.0%	7.6%	2.4%	3.6%
Total	8.6%	-0.5%	4.0%	-0.7%

Depreciation and Amortization
Retail	2.0%	2.1%	2.5%	2.6%
NOOK	13.5%	13.8%	13.8%	14.2%
Total	2.2%	2.3%	2.7%	2.8%

Operating Income (Loss)
Retail	6.9%	-2.8%	1.5%	-3.4%
NOOK	-25.5%	-6.2%	-11.4%	-10.5%
Total	6.4%	-2.8%	1.3%	-3.6%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 26, 2019	January 27, 2018

ASSETS
Current assets:
Cash and cash equivalents	$15,863	$11,500
Receivables, net	62,246	62,952
Merchandise inventories, net	1,000,306	975,055
Prepaid expenses and other current assets	68,178	79,175
Total current assets	1,146,593	1,128,682

Property and equipment:
Land and land improvements	2,541	2,541
Buildings and leasehold improvements	1,062,749	1,075,491
Fixtures and equipment	1,538,834	1,650,352
	2,604,124	2,728,384
Less accumulated depreciation and amortization	2,358,560	2,466,032
Net property and equipment	245,564	262,352

Goodwill	71,593	73,769
Intangible assets, net	303,732	309,757
Other non-current assets	16,667	13,285
Total assets	$1,784,149	$1,787,845

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$510,532	$490,886
Accrued liabilities	271,623	285,598
Gift card liabilities	239,296	358,609
Total current liabilities	1,021,451	1,135,093

Long-term debt	129,251	59,805
Deferred taxes	72,147	58,118
Other long-term liabilities	87,802	91,712

Shareholders' equity:
Common stock; $0.001 par value; 300,000 shares authorized;
112,763 and 112,238 shares issued, respectively	112	112
Additional paid-in capital	1,752,646	1,747,478
Accumulated other comprehensive income	276	315
Retained earnings	(156,965)	(183,064)
Treasury stock, at cost, 39,738 and 39,585 shares, respectively	(1,122,571)	(1,121,724)
Total Barnes & Noble, Inc. shareholders' equity	473,498	443,117
Commitments and contingencies	-	-
Total liabilities and shareholders' equity	$1,784,149	$1,787,845

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	39 weeks ended	39 weeks ended
	January 26, 2019	January 27, 2018

Cash flows from operating activities:
Net income (loss)	$22,498	$(104,408)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization (including amortization of deferred financing fees)	76,515	83,306
Stock-based compensation expense	3,091	4,788
Impairment charges	22,067	135,436
Deferred taxes	-	(25,667)
Loss on disposal of property and equipment	699	589
Net increase (decrease) in other long-term liabilities	1,474	(7,599)
Net (increase) decrease in other non-current assets	255	(3,614)
Changes in operating assets and liabilities, net	26,291	25,302
Net cash flows provided by operating activities	152,890	108,133
Cash flows from investing activities:
Purchases of property and equipment	(79,722)	(69,971)
Net cash flows used in investing activities	(79,722)	(69,971)
Cash flows from financing activities:
Proceeds from credit facility	912,025	877,822
Payments on credit facility	(941,474)	(882,917)
Cash dividends paid	(32,874)	(32,719)
Purchase of treasury stock related to stock-based compensation	(847)	(653)
Cash dividends paid for long-term incentive awards	(479)	(188)
Payment of amended credit facility related fees	(4,425)	-
Net cash flows used in financing activities	(68,074)	(38,655)
Net increase (decrease) in cash and cash equivalents	5,094	(493)
Cash and cash equivalents at beginning of period	10,769	11,993
Cash and cash equivalents at end of period	$15,863	$11,500

Changes in operating assets and liabilities, net:
Receivables, net	$2,316	$4,342
Merchandise inventories, net	(42,110)	(28,146)
Prepaid expenses and other current assets	(3,025)	22,641
Accounts payable, accrued liabilities and gift card liabilities	69,110	26,465
Changes in operating assets and liabilities, net	$26,291	$25,302

BARNES & NOBLE, INC. AND SUBSIDIARIES
Non-GAAP Reconciliation & Forward-Looking Statement
(In millions)
(Unaudited)

	Forward-Looking Fiscal 2019

EBITDA
Adjusted EBITDA (a)	$140	$155
Asset impairments	22	22
Professional fees	9	9
EBITDA	$109	$124

Operating income
EBITDA	$109	$124
Depreciation and amortization	(100)	(100)
Operating income	$9	$24

	13 weeks ended	13 weeks ended
	January 26, 2019	January 27, 2018
EBITDA
Adjusted EBITDA (a)	$133	$139
Asset impairments (b)	22	135
Professional fees	5	-
Severance	-	11
EBITDA	$106	$(7)

Operating income (loss)
EBITDA	$106	$(7)
Depreciation and amortization	(27)	(28)
Operating income (loss)	$79	$(35)

Income per common share:
Diluted earnings per share as reported	$0.91
Impact of non-recurring charges above, net of tax	0.30
Adjusted diluted earnings per share	$1.21

(a) Excludes any unusual or non-recurring items.

(b) Fiscal 2018 includes goodwill and store impairment charges.

CONTACT:
Media:
Mary Ellen Keating
Senior Vice President
Corporate Communications
Barnes & Noble, Inc.
(212) 633-3323
mkeating@bn.com

Investors:
Andy Milevoj
Vice President
Investor Relations and Corporate Finance
Barnes & Noble, Inc.
(212) 633-3489
amilevoj@bn.com